Yelp Announces Second Quarter 2014 Financial Results

Local Revenue Growth Increases 69% Over Second Quarter 2013

SAN FRANCISCO, July 30, 2014 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the second quarter ended June 30, 2014.

  Net revenue was $88.8 million in the second quarter of 2014, reflecting 61% growth from the second quarter of 2013
  Cumulative reviews grew 44% year over year to approximately 61 million
  Average monthly unique visitors grew 27% year over year to approximately 138 million* and average monthly mobile unique visitors grew 51% year over year to approximately 68 million**
  Active local business accounts grew 55% year over year to approximately 79.9 thousand

Net income in the second quarter of 2014 was $2.7 million, or $0.04 per share, compared to a net loss of $(0.9) million, or $(0.01) per share, in the second quarter of 2013. Adjusted EBITDA for the second quarter of 2014 was $17.2 million, compared to $7.8 million for the second quarter of 2013.

"We delivered great results this quarter," said Jeremy Stoppelman, Yelp's chief executive officer. "Our consistent focus and strong execution across all areas of our business have driven our growth quarter after quarter. We also became profitable for the first time as a public company. While this is an important milestone, we still have a large local opportunity ahead of us."

"We achieved revenue growth of 61% year over year, driven by acceleration across all of our cohorts and strong results in our key operating metrics," added Rob Krolik, Yelp's chief financial officer. "We also saw considerable leverage in the model with more than a 120% increase in adjusted EBITDA compared to last year. Given our strong performance and large addressable market, we plan to continue to invest in the business."

Net revenue for the six months ended June 30, 2014 was $165.2 million, an increase of 63% compared to $101.2 million in the same period last year. Net income for the six months ended June 30, 2014 was $0.1 million, or $0.00 per share, compared to a net loss of $(5.7) million, or $(0.09) per share, in the comparable period in 2013. Adjusted EBITDA for the first six months of this year was approximately $25.8 million compared to $11.0 million for the first six months of last year.

Business Highlights

  Community engagement:  Yelp continues to engage its community and consumers on mobile.  Yelp extended private messaging for its community from the desktop to its mobile platforms and, in July, rolled out the ability to post video clips to business listings.  In the second quarter, Yelp had approximately 68 million** mobile unique visitors on a monthly average basis and approximately 40% of new reviews were contributed through mobile devices.
  Closing the loop with businesses:  In June, Yelp launched the Message the Business feature, which enables consumers to directly contact businesses on Yelp with questions.  Yelp also launched Yelp Reservations for restaurants to easily and quickly set up free online reservations, providing another way for businesses to see the valuable leads Yelp delivers.
  Geographic expansion:  Yelp is now in a total of 27 countries.  In the second quarter, Yelp launched in Japan and Argentina and also opened a new European headquarters in Dublin, Ireland.

Business Outlook

As of today, Yelp is providing its outlook for the third quarter of 2014 and raising its outlook for revenue and adjusted EBITDA for full year 2014.

  For the third quarter of 2014, net revenue is expected to be in the range of $98 million to $99 million, representing growth of approximately 61% compared to the third quarter of 2013.  Adjusted EBITDA is expected to be in the range of $18 million to $19 million.  Stock-based compensation is expected to be in the range of $12 million to $13 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.
  For the full year of 2014, net revenue is expected to be in the range of $372 million to $375 million, representing growth of approximately 60% compared to the full year of 2013.  Adjusted EBITDA is expected to be in the range of $67 million to $69 million.  Stock-based compensation is expected to be in the range of $45 million to $47 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (800) 708-4539, or outside the U.S. 1 (847) 619-6396, with Passcode 37666042, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT July 30, 2014 and 11:59 p.m. PT Aug 13, 2014 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 3766 6042. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across 27 countries. Yelp had a monthly average of approximately 138 million unique visitors in the second quarter of 2014*. By the end of the same quarter, Yelpers had written approximately 61 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Approximately 68 million unique visitors visited Yelp via their mobile device on a monthly average basis during the second quarter of 2014**.

* Source: "Users" as measured by Google Analytics

** Average monthly mobile unique visitors based on the number of unique visitors accessing Yelp via mobile web and unique devices accessing the app on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the third quarter and full year 2014 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the third quarter and full year 2014 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Income (Loss) to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the third quarter and full year 2014, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to expand geographically and build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and closing the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google and Bing; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended June 30, 2014 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
press@yelp.com

Investor Relations Contact Information
Yelp Investor Relations
Wendy Lim
(415) 568-3240
ir@yelp.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 290,386	$ 389,764
Short-term marketable securities	60,429	-
Accounts receivable, net	25,450	21,317
Prepaid expenses and other current assets	7,960	5,752
Total current assets	384,225	416,833

Long-term marketable securities	61,704	-
Property, equipment and software, net	37,462	30,666
Goodwill	59,271	59,690
Intangibles, net	3,996	5,235
Restricted cash	3,684	3,247
Other assets	2,814	306
Total assets	$ 553,156	$ 515,977

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,680	$ 3,364
Accrued liabilities	21,621	19,004
Deferred revenue	2,186	2,621
Total current liabilities	25,487	24,989
Long-term liabilities	6,424	4,505
Total liabilities	31,911	29,494

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	588,829	553,753
Accumulated other comprehensive income	2,764	3,186
Accumulated deficit	(70,348)	(70,456)
Total stockholders' equity	521,245	486,483
Total liabilities and stockholders' equity	$ 553,156	$ 515,977

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenue	$ 88,787	$ 55,023	$ 165,194	$ 101,156

Cost and expenses
Cost of revenue (1)	5,845	4,018	10,922	7,358
Sales and marketing (1)	47,798	30,803	92,919	58,997
Product development (1)	14,726	7,997	28,708	15,233
General and administrative (1)	13,257	10,148	26,427	18,912
Depreciation and amortization	4,034	2,637	7,695	5,115
Restructuring and integration (1)	-	-	-	675

Total cost and expenses	85,660	55,603	166,671	106,290
Income (Loss) from operations	3,127	(580)	(1,477)	(5,134)
Other income (expense), net	(15)	(66)	(17)	(267)
Loss before provision for income taxes	3,112	(646)	(1,494)	(5,401)
Benefit (Provision) for income taxes	(369)	(232)	1,602	(276)
Net income (loss) attributable to common stockholders	$ 2,743	$ (878)	$ 108	$ (5,677)

Net loss per share attributable to common stockholders:
Basic	$ 0.04	$ (0.01)	$ 0.00	$ (0.09)
Diluted	$ 0.04	$ (0.01)	$ 0.00	$ (0.09)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	77,714	64,576	71,444	64,163
Diluted	77,056	64,576	76,903	64,163

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of revenue	$ 119	$ 105	$ 269	$ 177
Sales and marketing	3,728	2,282	7,125	4,270
Research and development	3,456	1,040	6,498	1,856
General and administrative	2,780	2,286	5,647	4,015
Restructuring and integration	-	-	-	555
Total stock-based compensation	$ 10,083	$ 5,713	$ 19,539	$ 10,873

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2014	2013
Operating activities
Net income (loss)	$ 108	$ (5,677)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depreciation and amortization	7,695	5,115
Provision for doubtful accounts	2,581	1,301
Stock-based compensation	19,539	10,873
Loss on disposal of assets and web-site development costs	(5)	94
Excess tax benefit from share-based award activity	(460)	-
Premium amortization, net, on securities held to maturity	93	-

Changes in operating assets and liabilities:
Accounts receivable	(6,716)	(4,404)
Prepaid expenses and other assets	(5,980)	(2,318)
Accounts payable and accrued expenses	3,567	215
Deferred revenue	(433)	(85)
Net cash provided by operating activities	19,989	5,114

Investing activities
Purchases of property, equipment and software	(7,212)	(4,966)
Capitalized website and software development costs	(4,327)	(2,139)
Change in restricted cash	(397)	(1,768)
Goodwill measurement period adjustment	-	1,153
Proceeds from sale of property and equipment	14	-
Purchase of investment securities held to maturity	(122,226)	-
Cash used in investing activities	(134,148)	(7,720)

Financing activities
Proceeds from issuance of common stock	10,841	4,604
Proceeds from issuance of common stock for Employee Stock Purchase Plan	4,087	-
Excess tax benefit from share-based award activity	460	-
Repurchase of common stock	(642)	(193)

Net cash provided by financing activities	14,746	4,411

Effect of exchange rate changes on cash	35	(134)

Net increase in cash and cash equivalents	(99,378)	1,671
Cash and cash equivalents at beginning of period	389,764	95,124
Cash and cash equivalents at end of period	290,386	$ 96,795

Yelp Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income (loss)	$ 2,743	$ (878)	$ 108	$ (5,677)
(Benefit) Provision for income taxes	369	232	(1,602)	276
Other expense, net	15	66	17	267
Depreciation and amortization	4,034	2,637	7,695	5,115
Stock-based compensation	10,083	5,713	19,539	10,318
Restructuring and integration	-	-	-	675
Adjusted EBITDA	$ 17,244	$ 7,770	$ 25,757	$ 10,974

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